CorMedix Reports Third Quarter 2011 Results

Bridgewater, New Jersey, November 10, 2011 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of Cardiorenal disease, today announced its results for the third quarter ended September 30, 2011.

Third Quarter 2011 Highlights:

•	Submitted Design Dossier for (CRMD003) Neutrolin® as part of the European CE mark approval process
•	Announced appointment of Steven W. Lefkowitz to Board of Directors
•	Announced amended agreement with Shvia Biomedial, LLC for (CRMD001), a proprietary formulation of deferiprone to revise and extend certain terms
•	Announced FDA designation for (CRMD003) Neutrolin®
•	Announced strategic changes to focus on CE marking approval and commercialization of (CRMD003) Neutrolin® in Europe

Planned Second Half 2011 Milestones:

•	Complete stage 1 TUV audit for the CE marking approval process for (CRMD003) Neutrolin® in Europe

Financial Results for the Three and Nine Months 2011

The net loss for the three months ended September 30, 2011 was $2.6 million, or $0.23 per diluted share, compared to a net loss of $1.4 million, or $0.12 per diluted share, for the third quarter 2010.  The increase in the net loss was attributable to increased research and development (“R&D”) of $1.0 million and general and administrative (“G&A”) expenses of $0.2 million during the third quarter of 2011 compared to the second third of 2010 as a result of the Company completing patient recruitment in its phase 2 study of CRMD001, increased development and regulatory costs for CRMD003, as well as increased compensation and related severance costs attributed to the departure of our previous President and Chief Executive Officer, professional fees and business development expenses.

The net loss for the nine months ended September 30, 2011 was $7.1 million, or $0.62 per diluted share, compared to a net loss of $9.0 million, or $1.06 per diluted share, for the nine months ended September 30, 2010.  The decrease in net loss was attributable to a decrease of interest expense of $3.1 million comprised of amortization and write-off of deferred financing costs and debt discounts which was related to the completion of the Company’s IPO occurring in the first quarter 2010 with no related charges during the first nine months of 2011, offset by increased R&D costs related to the completion of the phase 2 study of CRMD001, increased development and regulatory costs for CRMD003, as well as increased compensation and related severance costs attributed to the departure of our previous President and Chief Executive Officer, professional fees and business development expenses.

At September 30, 2011, the Company had cash and cash equivalents of $2.9 million, as compared to $8.3 million at December 31, 2010.  The decrease in cash and cash equivalents was attributed to the funding of the Company’s product candidates and general working capital requirements.

2011 Financial Guidance

Based upon the Company’s recent decision to focus primarily on receiving CE marking approval and the commercialization of Neutrolin® in Europe, the Company believes that its currently available cash and cash equivalents will be sufficient to meet its planned development and operating requirements into the fourth quarter of 2012.

“CorMedix continued to make progress on the CE marking European approval process for Neutrolin® during the third quarter of 2011.  We look forward to providing an update by year end on the approval process and remain committed to securing a partner to commercialize and market Neutrolin® in Europe in 2012,” commented, Richard M. Cohen, the Company’s Executive Chairman and Interim Chief Executive Officer.

CORMEDIX INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2010	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2010	Cumulative Period from July 28, 2006 (inception) Through September 30, 2011

OPERATING EXPENSES
Research and development	$1,724,797	$760,533	$4,482,687	$4,048,232	$22,540,136
General and administrative	877,020	642,254	2,609,526	1,906,872	10,379,720
Total Operating Expenses	2,601,817	1,402,787	7,092,213	5,955,104	32,919,856

LOSS FROM OPERATIONS	(2,601,817)	(1,402,787)	(7,092,213)	(5,955,104)	(32,919,856)

OTHER INCOME (EXPENSE)
Other income, net	-	-	29,819	-	420,987
Interest income	2,199	10,375	10,625	16,086	122,929
Interest expense, including amortization and write-off of deferred financing costs and debt discounts	-	-	-	(3,093,763)	(11,193,028)
LOSS BEFORE INCOME TAXES	(2,599,618)	(1,392,412)	(7,051,769)	(9,032,781)	(43,568,968)
State income tax benefit	-	-	-	-	280,920
NET LOSS	$(2,599,618)	$(1,392,412)	$(7,051,769)	$(9,032,781)	$(43,288,048)

NET LOSS PER SHARE – BASIC AND DILUTED	$(0.23)	$(0.12)	$(0.62)	$(1.06)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	11,408,274	11,408,274	11,408,274	8,546,248

CONDENSED BALANCE SHEET INFORMATION:

	September 30, 2011 (Unaudited)	*December 31, 2010
Assets
Cash and cash equivalents	$2,889,923	$8,283,684
Total Assets	$3,030,947	$8,847,800

Deficit accumulated during the development stage	$(43,288,048)	$(36,236,279)
Total Stockholders’ Equity	$3,234,334	$7,255,398

*Condensed from audited financial statements

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix’s product candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s product candidates; CorMedix’s ability to enter into and maintain collaborations with third parties for its development programs; CorMedix’s dependence on its collaborations and its license relationships; achieving milestones under CorMedix’s collaborations; CorMedix’s’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix’s ability to maintain listing on NYSE Amex. These and other risks are described in greater detail in CorMedix’s filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About CorMedix

CorMedix Inc. is a development-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s goal is to treat kidney disease by reducing the commonly associated cardiovascular and metabolic complications, in effect, treating the kidney to treat the heart.  CorMedix is currently pursuing the CE marking approval process in Europe, for CRMD003 (Neutrolin®) for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see www.cormedix.com for additional information.

Contacts:
Brian Lenz
Chief Financial Officer
CorMedix Inc.
908-517-9486